EXHIBIT 10.01

EXECUTION COPY

AMENDMENT NO. 4 AND CONSENT TO CREDIT AGREEMENT

THIS AMENDMENT NO. 4 AND CONSENT TO CREDIT AGREEMENT (“Agreement”) is being executed and delivered as of July 22, 2002, by and among Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Borrower”), the other “Loan Parties” from time to time party to the Credit Agreement referred to and defined below (collectively, the “Loan Parties”), the financial institutions from time to time party to such Credit Agreement referred to and defined below (collectively, the “Lenders”) and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as representative of the Lenders (in such capacity, the “Issuing Lender” and the “Administrative Agent”).  Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and the Issuing Lender have entered into that certain Credit Agreement dated as of August 19, 1998 (as heretofore amended and restated by certain amendments dated as of October 8, 1999, October 23, 2000 and April 24, 2001, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement and, subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders’ hereby agree to amend the Credit Agreement to modify the existing total leverage ratio and debt service coverage ratio covenants in the Credit Agreement;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that it desires to either: (i) acquire the outstanding equity interests held by Ballast Nedam Group N.V. and its Affiliates (collectively, “Ballast”) in North American Trailing Company, a Delaware corporation (“Trailing”), and NATCO Dredging Limited Partnership, a Delaware limited partnership (“NATCO”), or (ii) dissolve or liquidate NATCO (which may include a contribution of NATCO’s equity interests to Great Lakes, Trailing or another Loan Party) (in either case, collectively, the “NATCO Transactions”);

WHEREAS, the Borrower and its Subsidiaries may be prohibited under Sections 6.1(a),  6.2(a), 6.2(b), 6.2(g) or 6.3(a) of the Credit Agreement from entering into or consummating the NATCO Transactions; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders, and subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders hereby do, consent to the NATCO Transactions and waive any non-compliance with the foregoing provisions of the Credit Agreement with respect to such transactions.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the other Loan Parties, the Lenders and the Administrative Agent, such parties hereby agree as follows:

1.             Amendment to Credit Agreement.  Subject to the satisfaction of each of the conditions set forth in Section 3 of this Agreement, the Credit Agreement is amended as follows (unless otherwise specified, section and schedule references refer to sections and schedules of the Credit Agreement):

(a)           The table set forth in Section 6.3(b) is deleted and replaced in its entirety with the following table:

“Period	Ratio
June 30, 2002 through and including March 31, 2003	4.80 to 1.00

April 1, 2003 through and including December 31, 2003	4.60 to 1.00

January 1, 2004 through and including December 31, 2004	4.40 to 1.00

January 1, 2005 and thereafter	4.25 to 1.00”

(b)           The table set forth in Section 6.3(d) is deleted and replaced in its entirety with the following table:

“Period	Ratio
June 30, 2002 through and including December 31, 2003	1.25 to 1.00

January 1, 2004 through and including December 31, 2004	1.50 to 1.00

January 1, 2005 and thereafter	2.00 to 1.00”

                (c)           Schedule I is amended to modify the definitions of “Applicable Base Rate Margin,” “Applicable Commitment Fee Percentage,” “Applicable Eurodollar Rate Margin,” “Applicable Financial Letter of Credit Fee Percentage,” and “Applicable Performance Letter of Credit Fee Percentage” to delete and replace the ratio “3.75 to 1.00” set forth at the end of clause (i) thereof with the ratio “4.25 to 1.00” and to further amend such definition by deleting and replacing in its entirety the table set forth therein with the following table:

Total Leverage Ratio	Applicable Base Rate Margin	Applicable Commitment Fee Percentage	Applicable Eurodollar Rate Margin	Applicable Financial Letter of Credit Fee Percentage	Applicable Performance Letter of Credit Fee Percentage
Less than or equal to 2.25x	0.00%	0.30%	1.25%	1.25%	0.625%
Greater than 2.25x but less than or equal to 2.75x	0.0%	0.35%	1.50%	1.50%	0.750%
Greater than 2.75x but less than or equal to 3.25x	0.25%	0.40%	1.75%	1.75%	0.875%
Greater than 3.25x but less than or equal to 3.75x	0.50%	0.45%	2.00%	2.00%	1.00%
Greater than 3.75x but less than or equal to 4.25x	0.75%	0.50%	2.25%	2.25%	1.125%
Greater than 4.25x	1.00%	0.50%	2.50%	2.50%	1.25%

2.             Consent to Credit Agreement.   Subject to the satisfaction of the conditions set forth in Section 3 of this Agreement, the Lenders hereby (a) consent to the execution, delivery and the performance of the NATCO Transactions by the Borrower and its Subsidiaries subject to the provisions of the Credit Agreement other than those provisions expressly waived or excused pursuant to clauses (b) and (c) of this Section, (b) waive any noncompliance with Sections 6.1(a),  6.2(a), 6.2(b), 6.2(g) or 6.3(a) of the Credit Agreement as a result of the consummation of the NATCO Transactions and (c) agree that no amounts which are required to be expended by the Borrower or any of its Subsidiaries in connection with the consummation of the NATCO Transactions shall be considered to be usage of the amounts permitted under Sections 6.2(b)(viii)(B), 6.2(b)(x), 6.2(b)(xii) or 6.3(a) of the Credit Agreement, in each case under this Section 2 subject to the following provisions:

(a)   promptly following the execution and delivery thereof, Borrower shall deliver, or cause to be delivered, all material documentation pursuant to which the NATCO Transactions are consummated, including, without limitation, all purchase agreements and other liquidation or dissolution documents and certificates;

(b)   in the event the NATCO Transactions consist of an acquisition by the Borrower or any existing wholly-owned Subsidiary of the Borrower of all of the outstanding equity interests held by Ballast in Trailing and NATCO, then, promptly after the consummation thereof, the Borrower shall (i) cause each of NATCO and Trailing to execute and deliver to the Administrative Agent the Collateral Documents and related documents, certificates and opinions that would be required by Sections 6.1(p) and 6.1(q) of the Credit Agreement if NATCO and Trailing were each then first acquired by the Borrower as new Subsidiaries, including, without limitation, a Subsidiary Guaranty,  Contribution Agreement, Receivables Security Agreement, Master Intercompany Demand Note, and Note Pledge Agreement or (ii) cause each of NATCO and Trailing to merge or consolidate with and into one or more of the Guarantors and provide the Administrative Agent with evidence reasonably satisfactory to it of such mergers or consolidations;

(c)   the cash purchase price paid by the Borrower and its Subsidiaries for the equity interests in Trailing and NATCO held by Ballast shall not exceed $5,500,000 in the aggregate; and

(d)   the NATCO Transactions shall only be consummated pursuant to documentation in form and substance reasonably acceptable to the Administrative Agent.

Subject to the satisfaction of the conditions set forth in Section 3 of this Agreement, the Lenders hereby additionally authorize the Administrative Agent to execute and deliver, and the Administrative Agent hereby agrees to execute and deliver, an amendment to the Intercreditor Agreement, in form and substance acceptable to the Administrative Agent, permitting the “Sureties” party to and as defined in the Intercreditor Agreement to release their liens on and security interests in all or any part of the property  constituting “Solely Reliance Collateral” (as defined in the Intercreditor Agreement) notwithstanding the provisions of Section 4.9 of the Intercreditor Agreement.

3.             Effectiveness of this Agreement; Conditions Precedent.  The provisions of Sections 1 and 2 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of each of the following:

(a)           originally-executed counterparts of this Agreement executed by Authorized Officers of the Borrower, the other Loan Parties and by duly authorized officers of the Majority Lenders; and

(b)           payment in full from the Borrower, in immediately available funds, of the fees required under that certain fee letter dated as of  July 10, 2002 by and among Bank of America, N.A., Banc of America Securities LLC and the Borrower, including, without limitation, the Lenders’ amendment fee provided for therein in the amount of $65,250, which amendment fee shall be allocated by the Administrative Agent among the Lenders in accordance with their respective Percentages and shall be fully earned and non-refundable when paid.

4.             Representations and Warranties.

(a)           The Borrower and each other Loan Party hereby represents and warrants that this Agreement and the Credit Agreement as amended hereby (collectively, the “Amendment Documents”) constitute legal, valid and binding obligations of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with their terms.

(b)           The Borrower and each other Loan Party hereby represents and warrants that its execution, delivery and performance of this Agreement and the other Amendment Documents have been duly authorized by all proper corporate action, do not violate any provision of its articles or certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it or any of its Affiliates is bound (which has not been previously obtained), including without limitation, the Note Indenture and the Reliance Agreement.

(c)  The Borrower and each other Loan Party hereby represents and warrants that, both before and after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of its execution and delivery hereof or thereof in all material respects as though made on and as of such date.

5.             Reaffirmation, Ratification and Acknowledgment.  The Borrower and each other Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such other Loan Parties with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents.  As modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as so modified by this Amendment shall be read, taken and so construed as one and the same instrument.  Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Except as is expressly described in Section 2 of this Agreement, neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Administrative Agent or the Lenders), under any of the Loan Documents.  This Agreement and each of the other Amendment Documents shall constitute Loan Documents for purposes of the Credit Agreement.

6.             Governing Law.   This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois (including S.H.A. 735 ILCS 105/5-1, et. seq., but without giving effect to any other conflicts of law provisions).

7.             Administrative Agent’s Expenses.   The Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and the other documents, agreements and instruments contemplated hereby.

8.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

* * * *

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

GREAT LAKES DREDGE & DOCK CORPORATION
By:	/s/Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and CFO
GREAT LAKES DREDGE & DOCK COMPANY
By:	/s/Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and CFO
DAWSON MARINE SERVICES COMPANY (formerly, Dawson Dredging Company)

By:	/s/Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and CFO
FIFTY-THREE DREDGING CORPORATION
By:	/s/Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and CFO
GREAT LAKES CARRIBEAN DREDGING, INC.
By:	/s/Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and CFO

NORTH AMERICAN SITE DEVELOPERS, INC.
By:	/s/Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Vice President and CFO

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BANK OF AMERICA, N.A. (as successor to Bank of America National Trust and Savings Association), as Administrative Agent

By:	/s/Kristine Thennes
Name:	Kristine Thennes
Title:	Vice President

BANK OF AMERICA, N.A. (as successor to Bank of America National Trust and Savings Association), as a Lender

By:	/s/Steven R. Arentsen
Name:	Steven R. Arentsen
Title:	Senior Vice President

FLEET NATIONAL BANK (as successor to Summit Bank)

By:	/s/Rick Debel (for Bonnie Gershon)
Name:	Rick Debel
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/Drew E. Buriak
Name:	Drew E. Buriak
Title:	Vice President

COMERICA BANK-DETROIT

By:	/s/Alan S. Carlyle
Name:	Alan S. Carlyle
Title:	AVP

THE NORTHERN TRUST COMPANY

By:	/s/M. Alejandra Dukes
Name:	M. Alejandra Dukes
Title:	Officer

FIRSTAR BANK, N.A.

By:
Name:
Title:

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

By:	/s/Mark R. Long
Name:	Mark R. Long
Title:	Senior Vice President

OAK BROOK BANK- OAK BROOK

By:	/s/Henry Wessel
Name:	Henry Wessel
Title:	Vice President

WELLS FARGO BANK, NA

By:	/s/R. Duncan Sinclair
Name:	R. Duncan Sinclair
Title:	Vice President

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